Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated May 15, 2026 relating to the Class A Common Stock, $0.001 par value per share, of Warner Music Group Corp. shall be filed on behalf of the undersigned.

DARSANA CAPITAL PARTNERS LP By: Darsana Capital Partners GP LLC, Its General Partner By: /s/ Anand Desai
Name: Anand Desai
Title: Chief Executive Officer

DARSANA CAPITAL PARTNERS GP LLC By: /s/ Anand Desai
Name: Anand Desai
Title: Chief Executive Officer

DARSANA MASTER FUND LP By: Darsana Capital GP LLC, Its General Partner By: /s/ Anand Desai
Name: Anand Desai
Title: Chief Executive Officer

DARSANA CAPITAL GP LLC By: /s/ Anand Desai
Name: Anand Desai
Title: Chief Executive Officer

ANAND DESAI By: /s/ Anand Desai